Exhibit 99.1

CMS Energy Announces Third Quarter Results, Introduces 2024 Guidance

JACKSON, Mich., Oct. 26, 2023 – CMS Energy announced today reported earnings per share of $0.60 for the third quarter of 2023, compared to $0.56 per share for the same quarter in 2022. The company’s adjusted earnings per share for the third quarter of 2023 were $0.61, compared to $0.56 per share for the same quarter in 2022.  For the first nine months of the year, the company reported $1.96 per share compared to $2.27 per share for the same timeframe in 2022. On an adjusted earnings per share basis year to date, the company reported $2.06 per share in 2023, compared to $2.29 per share in 2022.

CMS Energy reaffirmed its 2023 adjusted earnings guidance of $3.06 to $3.12* per share (*See below for important information about non-GAAP measures) and the long-term adjusted EPS growth of 6 to 8 percent, with a continued confidence toward the high end. The Company also introduced 2024 adjusted earnings guidance of $3.27 to $3.33 per share.

“CMS Energy is well positioned heading into the fourth quarter as we continue to execute on cost savings to offset weather-related headwinds. During the quarter, we were also pleased to introduce our electric Reliability Roadmap which will improve the reliability of our system and support a modernized grid for our customers,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2023 third quarter results and provide a business and financial outlook on Thursday, October 26 at 9:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to NorthStar Clean Energy's interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.

To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

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CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/23	9/30/22	9/30/23	9/30/22
Operating revenue	$1,673	$2,024	$5,512	$6,318

Operating expenses	1,402	1,766	4,683	5,365

Operating Income	271	258	829	953

Other income	77	54	279	145

Interest charges	164	130	471	380

Income Before Income Taxes	184	182	637	718

Income tax expense	11	19	81	72

Income From Continuing Operations	173	163	556	646

Income from discontinued operations, net of tax	-	-	1	4

Net Income	173	163	557	650

Loss attributable to noncontrolling interests	(3)	(2)	(21)	(16)

Net Income Attributable to CMS Energy	176	165	578	666

Preferred stock dividends	2	2	7	7

Net Income Available to Common Stockholders	$174	$163	$571	$659

Diluted Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders	$0.60	$0.56	$1.96	$2.26
Income from discontinued operations per average common share available to common stockholders	-	-	-	0.01
Diluted earnings per average common share	$0.60	$0.56	$1.96	$2.27

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	9/30/23	12/31/22
Assets
Current assets
Cash and cash equivalents	$157	$164
Restricted cash and cash equivalents	27	18
Other current assets	2,265	3,251
Total current assets	2,449	3,433
Non-current assets
Plant, property, and equipment	24,694	22,713
Other non-current assets	5,370	5,207
Total Assets	$32,513	$31,353

Liabilities and Equity
Current liabilities (1)	$1,429	$1,866
Non-current liabilities (1)	7,859	7,583
Capitalization
Debt and finance leases (excluding securitization debt) (2)	15,311	14,139
Preferred stock and securities	224	224
Noncontrolling interests	572	580
Common stockholders' equity	6,962	6,791
Total capitalization (excluding securitization debt)	23,069	21,734
Securitization debt (2)	156	170
Total Liabilities and Equity	$32,513	$31,353

(1)	Excludes debt and finance leases.

(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Nine Months Ended
	9/30/23	9/30/22
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$182	$476

Net cash provided by operating activities	1,904	667
Net cash used in investing activities	(2,737)	(1,808)
Cash flows from operating and investing activities	(833)	(1,141)
Net cash provided by financing activities	835	860

Total Cash Flows	$2	$(281)

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$184	$195

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Nine Months Ended
	9/30/23		9/30/22		9/30/23	9/30/22
Net Income Available to Common Stockholders	$174		$163		$571	$659
Reconciling items:
Disposal of discontinued operations gain	-		-		(1)	(5)
Tax impact	-		-		*	1
Other exclusions from adjusted earnings**	1		*		6	(1)
Tax impact	(1)		(*	)	(2)	*
Voluntary separation program	5		(*	)	33	11
Tax impact	(1)		*		(8)	(3)

Adjusted net income – non-GAAP	$178		$163		$599	$662

Average Common Shares Outstanding - Diluted	291.4		290.1		291.3	290.0

Diluted Earnings Per Average Common Share
Reported net income per share	$0.60		$0.56		$1.96	$2.27
Reconciling items:
Disposal of discontinued operations gain	-		-		(* )	(0.01)
Tax impact	-		-		*	*
Other exclusions from adjusted earnings**	*		*		0.02	(* )
Tax impact	(*	)	(*	)	(* )	*
Voluntary separation program	0.01		(*	)	0.11	0.04
Tax impact	(*	)	*		(0.03)	(0.01)

Adjusted net income per share – non-GAAP	$0.61		$0.56		$2.06	$2.29

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs, business optimization initiative, and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy’s interest expense, or other items. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.